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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 1, 2006



                           GULF COAST OIL & GAS, INC.
               (Exact Name of Registrant as Specified in Charter)


            Nevada                        000-32747              98-0128688
-------------------------------          -----------          -----------------
(State or Other Jurisdiction of          (Commission           (IRS Employer
Incorporation or Organization)           File Number)        Identification No.)

       5847 San Felipe, Suite 1700, Houston, Texas                  77057
       -------------------------------------------                  -----
        (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (713) 525-4530
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2006, Gulf Coast Oil & Gas, Inc. ("we", "our", "us") entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. ("Cornell Capital"), Certain Wealth, Ltd., and TAIB Bank, B.S.C. (c) (collectively, the "Buyers"), pursuant to which the Buyers agreed to purchase secured convertible debentures in the principal amount of $2,000,000 (the "Debentures"). On February 2, 2006 we sold and issued $1,000,000 in principal amount of Debentures to the Buyers (the "First Closing").

In connection with the Securities Purchase Agreement, we issued Cornell Capital five-year warrants to purchase 30,000,000 shares of our common stock at the following exercise prices: 7,500,000 at $0.02 per share, 7,500,000 at $0.03 per share, 5,000,000 at $0.04 per share, 5,000,000 at $0.05 per share, and 5,000,000 at $0.06 per share (the "Warrants").

The Debentures are convertible at the option of the Buyers any time up to maturity into shares of our common stock, par value $0.001 per share, at the price per share equal to the lesser of (a) $.02916 (the "Fixed Price") or (b) an amount equal to eighty percent (80%) of the lowest volume weighted price of our common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the conversion date, which may be adjusted pursuant to the other terms of the Debentures. The Debentures have a three-year term and accrue interest at 10% per year. All unpaid interest and principal are due on or before February 1, 2009.

If the closing bid price of our common stock is less than the Fixed Price, we can redeem a portion or all amounts outstanding under the Debentures prior to February 1, 2009 for a price equal to the principal amount and accrued interest thereon being redeemed, plus a redemption premium of twenty percent (20%) of the principal amount being redeemed.

We also entered into a Security Agreement pursuant to which we have granted the Buyers a security interest in and to substantially all the assets of Gulf Coast Oil & Gas, Inc. to secure repayment of the Debentures.

We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), that includes the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants, by March 4, 2006, and to use our best efforts to have the Registration Statement declared effective by the SEC by May 3, 2006. The Buyers are, subject to compliance with certain customary conditions precedent, obligated to purchase an additional $1,000,000 of principal amount of Debentures two (2) days before we file a Registration Statement covering the shares issuable upon conversion of the Debentures and Warrants with the SEC.

In connection with the Securities Purchase Agreement, we have agreed to pay Yorkville Advisors, LLC a commitment fee of $200,000 (of which $100,000 has been paid in connection with the First Closing). We have paid Yorkville Advisors, LLC a structuring fee of $15,000 and a non-refundable due diligence fee of $5,000.



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Issuance of the securities sold was exempt from registration pursuant to Rule
506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 6, 2006

                                      GULF COAST OIL & GAS, INC.
                                      (Registrant)



                                      By: /s/ Rahim Rayani
                                          -----------------------------------
                                          Rahim Rayani
                                          President and Chief Operating Officer








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